Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported (See Notes)	2013	2012	Change	Weather Adjusted Change	2013	2012	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	43,983	42,543	3.4%		183,401	183,617	(0.1)%

Total Retail Sales-	37,535	36,109	3.9%	1.7%	156,457	156,054	0.3%	0.4%
Residential	11,805	11,140	6.0%	0.5%	50,575	50,454	0.2%	(0.3)%
Commercial	12,442	12,273	1.4%	(0.1)%	52,551	53,007	(0.9)%	(0.1)%
Industrial	13,067	12,468	4.8%	4.8%	52,429	51,674	1.5%	1.5%
Other	221	228	(3.2)%	(3.3)%	902	919	(1.8)%	(1.9)%

Total Wholesale Sales	6,448	6,434	0.2%	N/A	26,944	27,563	(2.2)%	N/A

Notes
* Also reflects reclassification of January 2012 KWH sales among customer classes consistent with actual advanced meter data. Use of actual advanced meter data was implemented during the first quarter of 2012.